SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hoover's, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Hoover's, Inc.
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934

Subject Company: Hoover's, Inc.
Commission File No.: 000-26097

        The following is the text of a letter sent by Hoover's, Inc. to certain of its shareholders on February 3, 2003:

February 3, 2003

Dear Fellow Shareholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of Hoover's, Inc. to be held on February 14, 2003, at which shareholders will vote on the proposed merger with The Dun & Bradstreet Corporation (D&B). Your Board of Directors unanimously recommends that shareholders vote in favor of the merger.

You should also be aware that Institutional Shareholder Services, the nation's leading voting advisory service, has recommended that its clients, including institutional investors, mutual funds and other fiduciaries, vote FOR the merger.

Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card TODAY.

Thank you for your cooperation.

Sincerely,

/s/ JEFFREY R. TARR

Jeffrey R. Tarr
Chairman, Chief Executive Officer and President

IMPORTANT REMINDER:

If you hold your shares through a bank or broker,
your shares will not be voted without your specific instructions.
Please contact the person responsible for your account,
or vote by telephone, internet or mail today.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834